Exhibit 99.1

PRESS RELEASE

Aadi Bioscience Appoints Dave Lennon, Ph.D. as President and Chief Executive Officer

Dr. Lennon brings over 20 years of pharmaceutical experience, including deep expertise in the development and commercialization of mTOR inhibitors

Leadership transition expected to accelerate growth and leverage ground-breaking nanoparticle technology in FYARRO® to build a leading precision oncology company

On track for interim analysis on 40 patients in tumor agnostic PRECISION1 trial in patients with TSC1/TSC2 alterations and trial initiations in endometrial and neuroendocrine cancers before the end of 2023

LOS ANGELES, CA, October 2, 2023 – Aadi Bioscience, Inc. (NASDAQ: AADI), a biopharmaceutical company focused on developing and commercializing precision therapies with mTOR pathway alterations, today announced the appointment of Dave Lennon, Ph.D. as President and Chief Executive Officer. Dr. Lennon brings more than twenty years of experience leading global biotechnology and pharmaceutical teams, with significant expertise in development and commercialization in oncology and non-oncology mTOR-driven diseases. Dr. Lennon has also joined the Aadi Bioscience Board of Directors. In connection with Dr. Lennon’s appointment, Scott Giacobello, who served as Interim Chief Executive Officer and President since March 2023, will continue in his role as Chief Financial Officer.

“Dave brings tremendous experience to Aadi. He has led development and commercialization of ground- breaking drugs in oncology and rare diseases in the U.S. and global markets. We believe his background as both a scientist and business leader will serve to accelerate Aadi’s growth as a precision oncology company. We are excited to welcome Dave as our CEO,” said Caley Castelein M.D., Chairman of the Board of Directors. “We would also like to thank Scott Giacobello, who ably led Aadi as the interim CEO since spring, in addition to his duties as CFO,” continued Castelein. “His leadership during this transition enabled operational continuity and continued focus on execution, while working with the team to advance our progress commercially and in the clinic. We recognize his contribution and appreciate his support.”

Dr. Lennon’s pharmaceutical career is highlighted by 15 years at Novartis AG, where he rose to the role of President, Novartis Gene Therapies and was responsible for development, approval and launch of the blockbuster Zolgensma®, the first systemic gene therapy for the rare disease spinal muscular atrophy approved for use in more than 40 countries. Prior to that, he held leadership roles in Novartis Oncology for the U.S. and Japan regions, having also held key commercial leadership positions in the United States, China and Switzerland while with Novartis. Dr. Lennon joins Aadi Bioscience following his role as Chief Executive Officer and member of the board of directors at Satellite Bio, a privately held regenerative medicine company. Dr. Lennon started his career as a scientist, cloning a gene important for genomic stability and prevention of cancer. He went on to earn a Ph.D. in Molecular Medicine from Weill Cornell Medical College of Cornell University and a B.A. in Biophysics from Columbia College of Columbia University. After completing his Ph.D., Dr. Lennon joined McKinsey & Company, focusing on R&D strategy and strategic transactions in the pharmaceutical industry.

PRESS RELEASE

Dr. Lennon noted, “I am proud to join the seasoned Aadi team and am eager to work together toward advancing meaningful precision therapies for difficult to treat cancers using our ground-breaking nanoparticle technology. With its initial indication in a rare, highly aggressive sarcoma, FYARRO has already proven itself as a potent mTOR inhibitor and tumor-targeting anti-cancer agent. I am excited to join Aadi at a time where we are expanding the potential of FYARRO through new trials in mTOR-sensitive tumors, like endometrial and neuroendocrine cancers. Later this year we will have our first look at emerging PRECISION 1 data to measure the potential of nab-sirolimus to help thousands of patients annually suffering from aggressive cancers with TSC1/TSC2 alterations of any type. We believe our advanced application of nanoparticle technology may offer new hope to a wide range of cancer patients, and I am looking forward to leading the Company through the next chapter in its evolution.”

About Aadi Bioscience

Aadi is a commercial-stage biopharmaceutical company focused on precision therapies to bring transformational therapies to cancer patients with mTOR pathway driver alterations. Aadi received FDA approval in November 2021, and in February 2022 commenced commercialization of FYARRO® for the treatment of adult patients with locally advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (PEComa).

Aadi is conducting the PRECISION1 trial, a Phase 2 tumor-agnostic registration-directed study in patients with mTOR inhibitor-naïve malignant solid tumors harboring TSC1/TSC2 inactivating alterations. More information on Aadi’s development pipeline is available on the Aadi website at www.aadibio.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Aadi Bioscience that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, statements regarding: the Company’s anticipated growth and continued advancements, including plans and potential for success relating to commercializing and further development of FYARRO, including in potential additional indications; expectations regarding the beneficial characteristics, safety, efficacy and therapeutic effects of FYARRO; plans related to further development and manufacturing of FYARRO; and the clinical results and timing of additional clinical trials, including the registration-directed PRECISION1 trial in patients harboring TSC1/TSC2 inactivating alterations and the release of data with respect thereto, and the clinical trials in endometrioid-type endometrial cancer and neuroendocrine tumors. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, those associated with the ability to successfully commercialize FYARRO; uncertainties associated with the clinical development and regulatory approval of FYARRO in additional indications, including potential delays in the commencement, enrollment and completion of clinical trials for additional indications; the risk that unforeseen adverse reactions or side effects may occur in the course of commercializing, developing and testing FYARRO; risks associated with the failure to realize any value from FYARRO in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing.

PRESS RELEASE

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including under the caption “Item 1A. Risk Factors,” and in Aadi’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Aadi’s reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Marcy Graham

IR@aadibio.com

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